UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38045	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On December 17, 2018, Neurotrope, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to the Purchasers in a registered offering an aggregate of 5,012,677 shares of its common stock and Series G warrants to purchase up to an aggregate of 5,012,677 shares of common stock at a combined purchase price of $4.495 per share and accompanying warrant. The warrants will be exercisable at a price of $4.37 per share beginning six months following the date of issuance and will expire five years from the exercise date. The shares of common stock and the Series G warrants will be immediately separable and will be issued separately. The net proceeds to the Company from the offering are expected to be approximately $20.5 million, after deducting placement agent fees, financial advisory fees and estimated offering expenses payable by the Company. The offering is expected to close on or about December 19, 2018, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The offering of shares of common stock and warrants was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-217089), previously filed with and declared effective by the Securities and Exchange Commission, and a prospectus supplement thereunder. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. relating to the legality of the issuance and sale of the securities in the offering is attached to this report as Exhibit 5.1.

Pursuant to a placement agent agreement, dated December 17, 2018 (the “Placement Agent Agreement”), the company engaged GP Nurmenkari Inc. (“GPN”) to act as its exclusive placement agent in connection with the issuance and sale of the shares and warrants. The Company agreed to pay GPN (i) a cash fee equal to 8% of the aggregate gross proceeds raised from Purchasers first contacted by GPN in connection with the registered direct offering and (ii) warrants to purchase the number of shares of common stock equal to 8.0% of the aggregate number of shares sold to Purchasers first contacted by GPN in connection with the registered direct offering. The Company also agreed to reimburse GPN an additional $25,000 for its legal expenses.

The placement agent warrants will have substantially the same terms as the warrants issued to the investors in the offering, except that the placement agent warrants will have an exercise price equal to $4.495, or 100% of the offering price per share in the offering and such placement agent warrants will have a term of five years from the effective date of the offering.

Pursuant to separate advisory consulting agreements (the “Consulting Agreements”), the Company engaged each of Maxim Group LLC (“Maxim”) and Katalyst Securities LLC (“Katalyst”) as advisory financial consultants in connection with the registered direct offering. The Company agreed to pay to each of Maxim and Katalyst a consulting fee of approximately $426,000 and approximately $1.2 million, respectively, plus reimbursement of up to $25,000 of each of their legal expenses. In addition, each of Maxim and Katalyst shall receive warrants to purchase 50,000 shares of common stock and 256,000 shares of common stock, respectively. Such warrants issued to the advisory financial consultants shall have the same terms and be in the same form as the placement agent warrants described above.

The foregoing descriptions of the Purchase Agreement, the Series G warrants, the Placement Agent Agreement and the Consulting Agreements are not complete and are qualified in their entireties by reference to the full text of the form of Purchase Agreement, form of Series G warrant, Placement Agent Agreement and form of Consulting Agreement, copies of which are attached to this report as Exhibit 10.1, 4.1, 10.2 and 10.3, respectively.

The Company issued a press release in connection with the offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the warrants to be issued to the placement agent and consultants are incorporated by reference into this Item 3.02.

The placement agent warrants and consultant warrants described in Item 1.01 above shall be issued pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On December 13, 2018, upon the recommendation of the Nominating and Governance Committee of the board of directors (the “Board”) of the Company, the Board appointed each of Ivan Gergel and Jonathan Schechter as a member of the Board, effective immediately, to hold office until the next annual meeting of the stockholders of the Company, until his successor is duly elected and qualified, or until his resignation or removal. Effective December 13, 2018, Mr. Schechter was appointed to serve as a member of the Audit Committee of the Board. Consistent with the Company’s standard compensation arrangements for non-employee directors, each of Mr. Gergel and Mr. Schechter will receive an option to purchase, at an exercise price equal to the price at which the Company’s common stock closes on December 13, 2018, as reported by the Nasdaq Stock Market, up to 7,813 shares of the Company’s common stock for his service to the Company as a non-employee director, vesting in equal daily installments over a three-year period beginning on the date of grant. Mr. Schechter will also receive an option to purchase, at an exercise price equal to the price at which the Company’s common stock closes on December 13, 2018, as reported by the Nasdaq Stock Market, up to 1,562 shares of the Company’s common stock for his service to the Company as a member of the Audit Committee, vesting in equal daily installments over a three-year period beginning on the date of grant. The options are granted subject to stock option agreements to be entered into by and between the Company and each of Mr. Gergel and Mr. Schechter evidencing the granting of the options, substantially in the form of the Company’s standard form of stock option.

There are no arrangements or understandings between either of Mr. Gergel or Mr. Schechter and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which either of Mr. Gergel or Mr. Schechter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Series G Common Stock Purchase Warrant

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

10.1	Form of Securities Purchase Agreement

10.2	Form of Consulting Agreement

10.3	Placement Agent Agreement dated as of December 17, 2018, by and between the Company and GP Nurmenkari Inc.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: December 17, 2018	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer,
Executive Vice President, Secretary and Treasurer